Exhibit 5.5

CONSENT OF MARTIN WAFFORN, P. ENG.

In connection with Pan American Silver Corp.’s (the “Corporation”) registration statement on Form F-80, dated October 30, 2009, and any documents incorporated by reference therein (the “Registration Statement”), the undersigned does hereby consent to reference to my name and my involvement in the preparation of or supervision of the preparation of, in whole or in part, of the following scientific and technical information:

1.                                       technical reports prepared for the Corporation in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects entitled:

(a)                                  “Technical Report for the Quiruvilca Property, La Libertad, Peru” dated effective July 31, 2007 relating to the Quiruvilca property;

(b)                                 “43-101 Technical Report — Huaron Property, Cerro de Pasco, Peru” dated effective December 31, 2006 relating to the Huaron property;

(c)                                  “Technical Report for the La Colorada Property, Zacatecas, Mexico” dated effective September 30, 2007 relating to the La Colorada property;

(d)                                 “Feasibility Study Volume I — NI 43-101 Technical Report for Alamo Dorado Project, Alamos, Sonora, Mexico” dated March 31, 2005 relating to the Alamo Dorado property;

(e)                                  “Technical Report for the San Vincente Mine Expansion Project, Potosi Bolivia” dated effective June 6, 2007 relating to the San Vincente property;

(f)                                    “Morococha Property Technical Report, Yauli Province, Peru” dated effective December 30, 2007 relating to the Morococha property;

2.                                       disclosure by the Corporation of mineral reserve and resource estimates, and scientific and technical information in the descriptions of the Corporation’s mineral properties in the annual information form of the Corporation for the year ended December 31, 2008 (the “AIF”) (included in the Corporation’s Annual Report on Form 40-F for the fiscal year ended December 31, 2008, filed with the United States Securities and Exchange Commission on March 31, 2009) which is incorporated by reference into the Registration Statement;

3.                                       disclosure by the Corporation of scientific and technical information in the management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2008 and 2007 (included in the Corporation’s Annual Report on Form 40-F for the fiscal year ended December 31, 2008, filed with the United States Securities and Exchange Commission on March 31, 2009) which is incorporated by reference into the Registration Statement;

4.                                       disclosure by the Corporation of scientific and technical information in the management’s discussion and analysis of financial condition and results of operations for the three and six month periods ended June 30, 2009 and 2008 (included in the Corporation’s Report on Form 6-K, furnished to the United States Securities and Exchange Commission on August 12, 2009) which is incorporated by reference into the Registration Statement;

5.                                       disclosure by the Corporation of mineral reserve and resource estimates, and scientific and technical information relating solely to the Corporation in the Registration Statement,

(collectively the “Technical Information”) in the Registration Statement, and to the disclosure of the Technical Information and the extracts from, or summary of, or references to the Technical Information by the Corporation in

the Registration Statement.  The undersigned does also hereby consent to the reference to my name under the heading “Interests of Experts” in the Registration Statement and the AIF.

Dated this 30th day of October, 2009.

/s/ Martin Wafforn
Martin Wafforn, P. Eng.